Exhibit 10.5

ADDENDUM TO LICENSE AGREEMENT

THIS ADDENDUM TO LICENSE AGREEMENT (this “Addendum”) is entered into as of December 7, 2021 (the “Effective Date”) by and among Disc Medicine, Inc., a Delaware corporation with an office and place of business at 321 Arsenal Street, Suite 101, Watertown, MA 02472 (“Disc” or the “Company”), F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”) and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (“Roche US”; Roche Basel and Roche US together referred to as “Roche”). Each of Disc, Roche US and Roche Basel are referred to herein as a “Party” and collectively as the “Parties”.

INTRODUCTION

WHEREAS, the Parties entered into a License Agreement on May 7, 2021 (the “Agreement”).

WHEREAS, the Parties wish to memorialize their mutual understanding of what rights Roche and its Affiliate(s) may have under the Agreement in the event that Disc completes an IPO.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

AGREEMENT

Capitalized terms used but not defined herein will have the meanings set forth in the Agreement.

1.	Notwithstanding anything to the contrary in the Agreement, and in lieu of the provisions and procedures set forth in the first two sentences of Section 10.11 thereof, in the event that Disc completes an IPO during the Agreement Term, then the Roche Equityholder will be issued a number of shares of the Company’s capital stock (or the common stock of any successor to the Company in the IPO) equal to two and eighty-five one hundreds of a percent (2.85%) of the outstanding shares of common stock of the Company (or such successor) as of immediately after the completion of the IPO (including the exercise by the underwriters thereof of any overallotment option), which number of Shares shall constitute the Roche Shares for all purposes under the Agreement. Except as expressly modified by the forgoing sentence, the Agreement, including Section 10.11 thereof, remains unmodified and in full force and effect.

2.	The Parties hereby agree to discuss in good faith a mutually acceptable revised set of terms to replace those set forth in Section 1 hereunder in the event that prior to an IPO, Disc discontinues or materially delays development for either of (a) the Compound or (b) DISC-0974.

3.	Sections 19 and 21 of the Agreement are hereby incorporated by reference as if set forth herein (mutatis mutandis), except that references therein to the Agreement shall be deemed to be references to this Addendum.

4.	This Addendum shall automatically terminate upon the earliest to occur, if any, of (i) the Company notifying Roche that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the registration statement filed with the SEC with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn or (iv) February 28, 2022, in the event the closing of the Public Offering shall not have occurred on or before such date. For purposes of this Addendum, Underwriting Agreement shall mean an Underwriting Agreement that Morgan Stanley & Co. LLC, Jefferies LLC and SVB Leerink LLC (collectively, the “Representatives”) propose to enter into with Disc Medicine, Inc. (the “Underwriting Agreement”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares of the common stock, par value $0.0001 per share, of the Company.

5.	This Addendum may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail will be deemed to be original signatures. No provision of this Addendum may be amended or modified other than by a written document signed by authorized representatives of each Party hereto specifically referencing this Addendum.

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IN WITNESS WHEREOF, each Party has caused this Addendum to be duly executed by its authorized representative under seal, in duplicate on the Effective Date.

DISC MEDICINE, INC.

/s/ John Quisel
Name: John Quisel
Title: President & CEO

F. Hoffmann-La Roche Ltd

/s/ Vikas Kabra
Name: Vikas Kabra
Title: Authorized Signatory

/s/ Barbara Schroeder
Name: Barbara Schroeder
Title: Authorized Signatory

Hoffmann-La Roche Inc.

/s/ John Parise
Name: John Parise
Title: Authorized Signatory

[Signature Page to Addendum to License Agreement]